UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2024 (December 12, 2024)

MediaCo Holding Inc.
(Exact name of registrant as specified in its charter)

Indiana	001-39029		84-2427771
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

48 West 25th Street, Third Floor	New York	New York	10010
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: 1 (212) 229-9797
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	MDIA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

At-The-Market Sales Agreement

On December 12, 2024, MediaCo Holding Inc. (the “Company”) entered into an At-The-Market Sales Agreement (the “Sales Agreement”) with BTIG, LLC and Moelis & Company LLC (together, the “Agents”), pursuant to which the Company may offer and sell, from time to time through or to the Agents, as agents, shares of the Company’s Class A Common Stock, $0.01 par value per share (the “Common Stock”), having an aggregate offering price of up to $2,031,019 (the “Shares”).

Under the Sales Agreement, the Agents may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. In connection with receipt of a Placement Notice (as defined in the Sales Agreement), the Agents will use commercially reasonable efforts, consistent with their normal trading and sales practices and applicable state and federal laws, to sell the Shares up to the amount specified by the Company in such Placement Notice. The Company may instruct the Agents not to sell Shares if the sales cannot be effected at or above the price designated by the Company from time to time.

The Company is not obligated to make any sales of the Shares under the Sales Agreement. This offering of Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the Shares subject to the Sales Agreement or (b) the termination of the Sales Agreement by the Agents or the Company, as permitted therein.

The Company will pay the Agents a commission rate equal to 4.00% of the aggregate gross proceeds from each sale of Shares and have agreed to provide the Agents with customary indemnification and contribution rights. The Company will also reimburse the Agents for certain specified expenses in connection with entering into the Sales Agreement.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of the Company’s Indiana counsel regarding the validity of the Shares that will be issued pursuant to the Sales Agreement is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
1.1	At-The-Market Sales Agreement, dated December 12, 2024, by and among MediaCo Holding Inc., BTIG, LLC and Moelis & Company LLC.
5.1	Opinion of Bose McKinney & Evans LLP.
23.1	Consent of Bose McKinney & Evans LLP (included in Exhibit 5.1).
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIACO HOLDING INC.
Date: December 13, 2024	By:	/s/ Debra DeFelice
	Name:	Debra DeFelice
	Title:	Chief Financial Officer and Treasurer